UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

Unique Growing Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170118	27-2830681
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Europa Drive, Chapel Hill, NC 27517

(Address of principal executive office)

(Registrant's telephone number, including area code)

Alternative Energy & Environmental Solutions, Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective as of October 7, 2014 (the “Settlement Date”), Peter Bianchi resigned as a director of Unique Growing Solutions, Inc. (f/k/a Alternative Energy & Environmental Solutions, Inc.) (the “Company”). Mr. Bianchi’s resignation was pursuant to a Settlement Agreement and Release (the “Settlement Agreement”), by and among the Company, Richard Johnson, and Mr. Bianchi. Mr. Bianchi did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices.

Pursuant to the Settlement Agreement, effective as of the Settlement Date, Richard Johnson resigned as the Company’s sole officer and as a director of the Company. Although Mr. Johnson and the Company did not agree on the Company’s business plan going forward, Mr. Johnson resigned as a result of being a party to the Settlement Agreement and not as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices.

Pursuant to the Settlement Agreement, Mr. Johnson received $52,000 between the dates of October 20 and October 24, 2014.

Pursuant to the Settlement Agreement, Mr. Johnson will be returning the physical share certificates evidencing his ownership of 25 million shares of the Company’s common stock and the Company will then instruct its transfer agent to cancel these 25 million shares.

Pursuant to the Settlement Agreement, once the 25 million shares have been cancelled, Mr. Johnson will be receiving 100,000 shares of the Company’s common stock.

The foregoing description of the terms of the Settlement Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Effective as of the Settlement Date, Pete Coker, the Company’s sole remaining director, was appointed the Company’s sole officer. Mr. Coker will serve as the President, Chief Executive Officer, Treasurer, and Chief Financial Officer of the Company.

Peter Coker, 72, is the founder and has been a Managing Director of Tryon Capital Ventures, a Merchant Banking firm in Chapel Hill, NC since January 2004. Mr. Coker’s role has been to consult with companies and assist them in completing their funding, doing restructurings, or getting them public. He works with companies from the Southeastern part of the US and Asia. From January 2000 to December 2003 Mr. Coker was the founder and Managing Director of Tryon Capital Partners, a Merchant Banking firm in Chapel Hill, NC. Mr. Coker’s role was to consult with companies that needed to raise debt or equity and to take a position on the Board of those companies in order to help steer them to a goal. He assisted in the Capital Restructuring of companies along with assisting in the Leveraged Buy Out process with some entities. From January 1996 to December 1999 Mr. Coker was the Managing Director of Capital Investment Partners, an Investment Banking Firm in Raleigh, NC. Mr. Coker’s role was to assist companies in their Capital Raise, Capital Restructuring, Mergers and Acquisitions, Leveraged Buy Outs, and taking them to the Public Markets. From October 1979 to December 1995 Mr. Coker was the founder and Managing Director of American Asset Management Company, Inc., a Registered Investment Advisory firm in New York City. He managed both Institutional and Individual Portfolios with full discretion. He managed over a billion dollars with over half of that in Institutional Portfolios from the United States. Slightly less than half was from offshore investors which were invested in Sovereign Bonds with a Currency Hedge. American Asset Management Company, Inc. managed Endowment Funds, Taft Hartley Funds, Pension and Profit Sharing Funds, Corporate Funds, and High Net Worth Individuals.

Family Relationships

There are no family relationships between any of the Company’s previous directors or officers and Mr. Coker.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Coker is a party in connection with his appointment as an officer of the Company.

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Material Compensatory Plans, Contracts, or Arrangements

As of the date of this Report, there has not been any material compensatory plan, contract or arrangement (whether or not written) to which to which Mr. Coker is a party in connection with his appointment as an officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On August 28, 2014, the Company filed an amendment to its Articles of Incorporation changing the name of the Company to “Unique Growing Solutions, Inc.” A copy of the amendment is attached as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01 Other Events.

The Company’s business plan will no longer be a sales and leasing concern catering to the greenhouse agricultural industry focusing on the organic and natural food industry as well as the emerging cannabis sector. The Company will be reverting to its previous business plan to bring to market and license innovative new biotechnology for the environmentally friendly and cost-effective extraction of natural gas (coalbed methane) from low-producing, depleted and abandoned coal mines in the U.S. Using organic stimulants to increase the availability of natural gas, the new technology could help licensees tap a market with potential.

Coalbed methane is a clean-burning natural gas used for heating and electricity generation. According to the U.S Geological Survey, natural gas reserves from the Powder River Basin of Montana and Wyoming alone approach 22 trillion cubic feet (Tcf.) Between 1997 and 2007, the number of wells drilled for natural gas extraction in this area reached 22,000. With the U.S. energy industry aggressively trying to adopt cleaner, renewable energy sources, coalbed methane is becoming an extremely valuable fuel. Operators in the Powder River Basin area are seeking innovative new biotechnology for the efficient and cost-effective extraction of this natural gas from coalmines that are underperforming.

The Company plans to market its biotechnology to the 100 or so coalmine and natural gas concerns in the Power River Basin area. The business strategy is to license this innovative solution for cost-effective and efficient coalbed methane extraction from the 50 percent or more of the existing wells that are abandoned, depleted or under-producing. This technology can also be used on high-production wells to keep them at top capacity for far longer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Amendment to Articles of Incorporation, dated August 28, 2014.

10.1	Settlement Agreement and Release, dated October 7, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

UNIQUE GROWING SOLUTIONS, INC.

DATED: October 30, 2014	By:	/s/ Pete Coker
Pete Coker
Sole Officer and Sole Director

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